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                                                                    Exhibit 99.2


                             STOCK OPTION AGREEMENT

     THIS AGREEMENT is made as of the *nd day of *, 199* between DUSA PHARMACEUTICALS, INC., a corporation incorporated under the laws of the State of New Jersey (hereinafter referred to as the "Company") and *, an individual residing in * (hereinafter referred to as the "Participant").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company has determined that in consideration for services rendered on the Company's behalf and in order to provide an inducement to the Participant to acquire a proprietary interest in the Company, it is in the Company's best interest to grant him an option to purchase Shares on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions expressed herein, it is agreed by and between the parties as follows:

1.1  DEFINITIONS

     In this Agreement:

     "Board of Directors" means the board of directors of the Company;

     "Exercise Price" means *;

     "Expiration Date" means 5:00 p.m. (Eastern Standard Time) on the later of the dates provided in Section 2.2;

     "Optioned Shares" means that number of Shares which are subject to the option granted by the Company to the Participant pursuant to this Agreement; and

     "Shares" means shares of Common Stock in the share capital of the Company.

2.1  GRANT OF OPTION

     Subject to shareholder approval, the Company hereby grants to the Participant an option to purchase, in accordance with the vesting rights outlined in Sections 2.6 and 2.7 hereof, up to * Shares for an amount per Share equal to the Exercise Price, upon the terms and subject to the conditions herein contained. This grant is automatic pursuant to the Company's Restricted Stock Option Plan and Rule 16b-3(c)(2)(ii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

2.2 Subject to Sections 2.6, 2.7 and 3.1 hereof, the Participant shall have the right, at any time prior to 5:00 p.m. (Eastern Standard Time) on the tenth anniversary date hereof, being *,
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     provided that if such day is not a day on which the Company is open for business then on the first following day on which the Company is open for business, to exercise this option for any number of the Optioned Shares up to the maximum number of Shares specified in Section 2.1 above.

2.3 The option may be exercised by the Participant or by his executors or personal representatives in the circumstances described in Section 4.1 by giving to the Company at its registered office notice in writing in the form of Schedule A hereto setting out the number of Optioned Shares with respect to which the option is being exercised. The notice must be accompanied by a certified check, official bank cashier's check or money order in an amount equal to the Exercise Price multiplied by the number of Shares requested and a duly executed copy of this Agreement.

2.4 The Company shall cause its registrar and transfer agent to deliver to the Participant as soon as practicable after receipt of such notice and payment a certificate or certificates registered in the name of the Participant or as the Participant may direct for the number of Shares with respect to which the option is duly exercised.

2.5 Nothing contained in this Agreement or done pursuant hereto shall obligate the Participant to purchase and/or pay for, or the Company to issue, any Shares except those Optioned Shares with respect to which the Participant shall have duly exercised the option to purchase in accordance with this Agreement.

2.6 Subject to Sections 2.1 and 2.7 hereof, the option granted hereunder shall vest in the Participant in the following manner:

     (a) one-quarter of the option on the first anniversary of the day immediately preceding the date hereof, being *;

     (b) one-quarter of the option on the second anniversary of the day immediately preceding the date hereof, being *;

     (c) one-quarter of the option on the third anniversary of the day immediately preceding the date hereof, being *; and

     (d) one-quarter of the option on the fourth anniversary of the day immediately preceding the date hereof, being *;

     and, except as provided by Section 6.1, the Participant shall only be entitled to exercise this option in the amounts set out above and from and after the dates so specified.

2.7 Notwithstanding anything contained in Sections 2.1 and 2.6 hereof, options shall continue to vest in the Participant only so long as the Participant shall continue to serve the Company as a director and/or officer. Should the Participant cease to serve in such capacity (the "Termination"), no further options shall vest or become exercisable, except at the discretion of the Board of Directors, and the provisions of Section 3.1 shall apply with respect to the exercise of those options which have already vested in the Participant and have not yet been

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     exercised. The Board of Directors shall be entitled to determine if and when Termination has occurred with respect to the Participant.

3.1  EXPIRATION ON TERMINATION

     Subject to Section 4.1 hereof, upon Termination, such part of the option as is then exercisable but unexercised may be exercised by the Participant for a period of ninety (90) days after Termination or such later date as the Board of Directors may approve after which time this option shall expire; provided, however, that in no event may this option be exercised after the Expiration Date.

4.1  DEATH OR PERMANENT DISABILITY OF EMPLOYEE

     In the event that on or prior to the Expiration Date, the Participant dies or becomes totally and permanently disabled while serving the Company as a director or officer, this option, to the extent then exercisable but unexercised, may be exercised by the Participant for a period of six (6) months after the death or disability of the Participant, notwithstanding the Expiration Date. The Board of Directors shall be entitled to determine if and when a Participant has become permanently disabled. For the purposes of this provision only, reference to the Participant in this Agreement shall be construed as including the executors or personal representatives of a deceased Participant. In the event that this option is not exercised within the period of six (6) months set out above, this option shall expire.

5.1  SUBDIVISION, CONSOLIDATION OR REORGANIZATION

     (a) In the event of any subdivision, redivision or change of the Shares of the Company into a greater number of Shares at any time after the date of this Agreement and prior to the Expiration Date of this option, the Company shall deliver at the time of exercise of this option, but for the same aggregate consideration payable therefor, such additional number of Shares as the Participant would have been entitled to receive as a result of such subdivision, redivision or change if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

     (b) In the event of any consolidation or change of the Shares of the Company into a lesser number of Shares at any time after the date of this Agreement and prior to the expiration of this option, the Company shall deliver at the time of exercise of this option, but for the same aggregate consideration payable therefor, such reduced number of Shares, as the Participant would have been entitled to receive upon such consolidation or change if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

     (c) If at any time after the date of this Agreement and prior to the expiration of this option, the Shares shall be reclassified or reorganized, otherwise than as specified in Sections 5.1(a) and (b), the Participant shall be entitled to receive upon the exercise of this option and shall accept in lieu of the number of Shares then subscribed for, but for the same aggregate consideration payable therefor, the same aggregate number of shares of the appropriate class

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     of shares that the Participant would have been entitled to receive as a result of such reclassification or other reorganization of Shares if on the record date thereof the Participant had been the registered holder of the number of such Shares with respect to which the option is later exercised.

6.1  TENDER OFFER

     If an offeror makes an offer to purchase 50% or more of the outstanding Shares to substantially all holders of the Shares or, if an insider of the Company makes an offer to purchase Shares to substantially all holders of the Shares, and the Board of Directors recommends acceptance of such offer to the shareholders of the Company and the offer price is greater than the Exercise Price, then this option, whether or not it has vested in whole or in part in the Participant, shall become immediately exercisable. The Participant shall be bound to exercise this option and to tender the Optioned Shares issued upon exercise of this option into the offer upon receipt of notice from the Company if the Company provides an interest-free loan to the Participant in the amount of the Exercise Price for all of the Optioned Shares issuable upon exercise of this option, subject to the execution of a security agreement by the Participant in favor of the Company securing repayment of the loan.

7.1  NO ASSIGNMENT

     The Participant may not assign, transfer, pledge or hypothecate any of his rights hereunder in any way (whether by operation of law or otherwise) except by will or by the laws of succession on intestacy which may apply to the estate of the Participant upon his death. The option granted herein shall not be subject to execution, attachment or similar process. Upon any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the option granted herein, such option shall immediately become void.

8.1  GENERAL

     (a)  Time shall be of the essence of this Agreement.

     (b) In this Agreement, words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

     (c) All notices which may be or are required to be given by one party to the other party pursuant to this Agreement shall be in writing and shall be mailed by first class or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery as follows:

     If to the Company:                   DUSA Pharmaceuticals, Inc.
                                          6870 Goreway Drive
                                          Mississauga, ON L4V 1P1
                                          CANADA

                                          Attention:  Dr. D. Geoffrey Shulman

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     If to the Participant:               *

                                          at the address of the Participant from
                                          time to time in the records of the
                                          Company,

     or such other address as to which either party may from time to time notify the other as aforesaid.

9.1  RESTRICTIONS ON TRANSFER

     The Participant understands and acknowledges that he is subject to certain restrictions on transfer under the Securities Act of 1933 of the United States, as amended, (the "1933 Act") of the Shares issued pursuant to the exercise of the option; such restrictions provide that the Shares may not be sold without registration or exemption from registration under the 1933 Act; and, for purposes of the Securities Act (Ontario) (the "Ontario Act"), the first trade of such Shares, other than a trade exempted by the Ontario Act, will be a distribution unless the Company has been a reporting issuer for at least twelve (12) months and the Company is not in default of any requirement of the Ontario Act, disclosure has been made to the Ontario Securities Commission of the exempt trade, no unusual effort is made to prepare the market or create a demand for the Shares, and no extraordinary commission or consideration is paid with respect to the trade, provided that such first trade is not from the holdings of a so-called "control block".

10.1 REPORTING REQUIREMENTS

     The Participant understands and acknowledges that he may be subject to certain reporting requirements upon his receipt and exercise of the option, and in connection therewith, upon the receipt and exercise of the option, the Participant agrees to timely file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and any appropriate Canadian securities regulatory authorities, the appropriate documentation regarding his ownership of the Company's securities.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

Attest:                              DUSA PHARMACEUTICALS, INC.,
                                     a New Jersey corporation


                                     By:
-----------------------------           -----------------------------------
Nanette W. Mantell, Secretary           Dr. D. Geoffrey Shulman, President


                                     PARTICIPANT

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                                        *


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                                   SCHEDULE A

                                SUBSCRIPTION FORM

To:  The Secretary of DUSA Pharmaceuticals, Inc.

     Pursuant to the terms and subject to the conditions set forth in the Stock
Option Agreement (the "Agreement") dated         , between DUSA Pharmaceuticals,
Inc. and the undersigned, and Stock Options granted to the undersigned by such
Agreement, I hereby elect to purchase             shares of Common Stock of DUSA
Pharmaceuticals, Inc. which were the subject of such Stock Options. I understand that such purchase is subject to all the terms and conditions of the Agreement. I request that the certificates for such shares of Common Stock shall be issued in the name of:

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                     (please print or type name and address)

and be delivered to:

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                     (please print or type name and address)

     (a) The Shares are being purchased for the undersigned's own account, for investment purposes only, and not for the account of any other person, and not with a view to distribution, assignment, or resale to others, or to fractionalization in whole or in part and that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933 (the "Act"). In furtherance thereof, the undersigned represents, warrants and agrees as follows: (i) no other person has or will have a direct or indirect beneficial interest in such Share and the undersigned will not sell, hypothecate, or otherwise transfer his shares except in accordance with the Act and applicable state securities laws or unless in the opinion of counsel for the Company, an exemption from the registration requirements of the Act and such laws is available; and (ii) the Company is under no obligation to register the Shares on behalf of the undersigned or to assist the undersigned in complying with any exemption from registration.
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     (b) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.

     In full payment of the purchase price with respect to the Stock Options exercised, the undersigned hereby tenders payment of $___________ by certified check or official bank cashier's check or money order payable in Canadian or United States currency to the order of DUSA Pharmaceuticals, Inc.

Dated:                         X
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                                           (Signature)

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                                           Name (Please Print)

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                                           (Address)

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                                           Taxpayer Identification Number


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